Exhibit 31.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

I, Richard Kang, certify that:

1.          I have reviewed this Amendment No. 1 to the annual report on Form 10-K of NeuroBo Pharmaceuticals, Inc. (the “report”); and

2.          Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

April 30, 2021	/s/	Richard Kang
Richard Kang
President, Chief Executive Officer and Interim Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)